UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 2, 2004

HEALTHSOUTH Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10315	63-0860407

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One HealthSouth Parkway, Birmingham, Alabama

Address of Principal Executive Offices, Including Zip Code)

(205) 967-7116

(Registrant's Telephone Number, including Area Code)

ITEM 5.	Other Events and Required FD Disclosure.

HEALTHSOUTH Corporation previously issued a press release entitled “HEALTHSOUTH ANNOUNCES BOARD TRANSITION Plan” on December 2, 2003. In connection with this previously announced transition plan for its Board of Directors, on April 2, 2004, HEALTHSOUTH announced the voluntary resignation of Larry Striplin, Jr. from the Board of Directors. A copy of the press release is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION

By:	/s/ Gregory L. Doody

Name:	Gregory L. Doody
Title:	Executive Vice President, General Counsel and Secretary

Dated: April 2, 2004

EXHIBIT 99

FOR IMMEDIATE RELEASE

April 2, 2004

HEALTHSOUTH ANNOUNCES VOLUNTARY RESIGNATION

OF BOARD MEMBER LARRY STRIPLIN

BIRMINGHAM, Ala., — HealthSouth Corporation (OTC Pink Sheets: HLSH) today announced that Larry Striplin, Jr. has voluntarily resigned from the HealthSouth Board of Directors effective today as part of the previously announced board transition plan.

Joel C. Gordon, Interim Chairman of the Board of HealthSouth said, “I want to thank Larry for his dedicated service and his efforts on behalf of the Company and its shareholders.”

“It has been an honor to be part of this remarkable company,” said Striplin. “I wish my fellow directors and the enormously dedicated employees of HealthSouth every success as they move forward.”

About HEALTHSOUTH

HealthSouth is the nation’s largest provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services, with nearly 1,700 locations nationwide and abroad. HealthSouth can be found on the Web at www.healthsouth.com.

Statements contained in this press release which are not historical facts are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. HealthSouth’s actual results may differ materially from the results anticipated in these forward- looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by HealthSouth include, but are not limited to: the investigations by the Department of Justice and the Securities Exchange Commission into HealthSouth’s financial reporting and related activity calling into question the accuracy of the Company’s previously filed financial statements; HealthSouth’s statement that as a result of the investigations, the Company’s previously filed financial statements should no longer be relied upon and may result in the Company restating its prior financial statements; the withdrawal by HealthSouth’s former accountants of their audit reports on all of the Company’s previously filed financial statements; the outcome of pending litigation relating to these matters; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully amend, restructure and/or renegotiate its existing indebtedness or cure or receive a waiver of the events of default under such agreements, the failure of which may result in HealthSouth filing a voluntary petition for bankruptcy; HealthSouth’s ability to continue to operate in the ordinary course and manage it’s relationships with its creditors, including it’s lenders, bondholders, vendors and suppliers, employees and customers; changes, delays in or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels; changes to or delays in the implementation of the prospective payment system for inpatient rehabilitation services; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; general conditions in the economy and capital markets; and other factors which may be identified from time to time in the Company’s SEC filings and other public announcements.

# # #

        For more information contact Andy Brimmer at 205-410-2777.